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                                                                       EXHIBIT 5

                             KATTEN MUCHIN & ZAVIS
                           525 W. Monroe, Suite 1600
                            Chicago, Illinois 60661


                                                                  (312) 902-5200

                              September 22, 1999

NovaMed Eyecare, Inc.
980 N. Michigan Avenue
Suite 1620
Chicago, Illinois 60611

Ladies and Gentlemen:

     We have acted as counsel for NovaMed Eyecare, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of a total of 6,651,800 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the NovaMed Eyecare, Inc. 1999 Amended and Restated Stock Purchase Plan (the "Stock Purchase Plan") and the NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan (the "Stock Incentive Plan") (the Stock Purchase Plan and the Stock Incentive Plan are collectively referred to herein as the "Plans").

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1. The Registration Statement;

          2. The Amended and Restated Certificate of Incorporation of the
             Company;

          3. The By-Laws of the Company;

          4. Resolutions duly adopted by the Board of Directors of the Company relating to the Plans;

          5. The Plans;

          6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and
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NovaMed Eyecare, Inc.
September 22, 1999
Page 2


          7. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon the foregoing, we are of the opinion that the 6,651,800 shares of Common Stock issuable under the Plans, when issued and delivered by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable securities of the Company.

     We hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                    Very truly yours,


                                /s/ KATTEN MUCHIN & ZAVIS

                                    KATTEN MUCHIN & ZAVIS